Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

First Quarter Ended March 31, 2020 Operating Results

Three Month Results

•	Net revenue increased 5.8% to $406.6 million
•	Net income was $40.5 million
•	Adjusted EBITDA increased 9.4% to $159.8 million

Three Month Acquisition-Adjusted Results

•	Acquisition-adjusted net revenue increased 4.4%
•	Acquisition-adjusted EBITDA increased 8.7%

Baton Rouge, LA – May 7, 2020 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the first quarter ended March 31, 2020.

“As our first quarter results indicate, we were off to a strong start to 2020. Then, of course, the coronavirus pandemic adversely affected us and our customers in late March and through April. We have used that time to prepare the company for the downturn and ensure we emerge even stronger on the other side,” said CEO Sean Reilly. “While we do not yet have sufficient visibility to reissue guidance for 2020, I am encouraged by several signs we are seeing. First, traffic is rebounding rapidly across the vast majority of our markets. Second, business activity has picked up. Cancellations have slowed, and we’ve begun to write new business again. And finally, while it is clear that a few of our verticals will remain challenged, we are optimistic based on our conversations with customers that many categories will rebound soon.”

“Meanwhile, I’ve never been prouder of the out-of-home industry, as we’ve donated unprecedented amounts of our inventory in communities across the country to support front-line health-care workers and first responders and to encourage safe practices. I’ve also never been prouder of the people of Lamar as they continue to selflessly support each other, our clients and our communities through these challenging times.”

COVID-19 Updates

•	Our audience is the driving public, and in markets representing approximately 80% of our 2019 billboard revenues, travel activity is back to at least 75% of last year’s average.[1]

•	April 2020 acquisition-adjusted net revenues were down approximately 20% from April 2019.

•	Our liquidity position is strong. We ended the first quarter with approximately $497 million of cash on hand and $112 million in additional revolver capacity.

•	Categories showing signs of renewed activity include services, quick service restaurants, health care, financial institutions, education and beer/wine.

•

We presently anticipate that full year 2020 acquisition-adjusted consolidated expenses will be approximately 5% lower than in 2019. Acquisition-adjusted consolidated expenses were down approximately 6% in April 2020 compared to April 2019.

•	We have reduced our total 2020 capital expenditure budget from an expected $130 million to approximately $58 million.

•	We anticipate announcing our plans for the Q2 2020 dividend distribution at the end of May.

•	We intend to reissue 2020 AFFO guidance with our Q2 2020 earnings release in August.

First Quarter Results

Lamar reported net revenues of $406.6 million for the first quarter of 2020 versus $384.5 million for the first quarter of 2019, a 5.8% increase. Operating income for the first quarter of 2020 increased $5.8 million to $96.6 million as compared

[1]	Source: Geopath data

to $90.8 million for the same period in 2019. Lamar recognized net income of $40.5 million for the first quarter of 2020 as compared to net income of $51.3 million for same period in 2019, a decrease of $10.8 million, due to the $18.2 million loss on debt extinguishment related to the prepayment of Lamar Media’s 5 3/8% Senior Notes due 2024 and Term Loan A under its senior credit facility. Net income per diluted share was $0.40 and $0.51 for the three months ended March 31, 2020 and 2019, respectively.

Adjusted EBITDA for the first quarter of 2020 was $159.8 million versus $146.1 million for the first quarter of 2019, an increase of 9.4%.

Cash flow provided by operating activities was $62.9 million for the three months ended March 31, 2020, an increase of $2.2 million as compared to the same period in 2019. Free cash flow for the first quarter of 2020 was $97.1 million as compared to $82.7 million for the same period in 2019, a 17.4% increase.

For the first quarter of 2020, funds from operations, or FFO, was $97.6 million versus $105.0 million for the same period in 2019, a decrease of 7.1% which was impacted by the loss on extinguishment of debt. Adjusted funds from operations, or AFFO, for the first quarter of 2020 was $113.3 million compared to $98.9 million for the same period in 2019, an increase of 14.5%. Diluted AFFO per share increased 13.1% to $1.12 for the three months ended March 31, 2020 as compared to $0.99 for the same period in 2019.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the first quarter of 2020 increased 4.4% over acquisition-adjusted net revenue for the first quarter of 2019. Acquisition-adjusted EBITDA for the first quarter of 2020 increased 8.7% as compared to acquisition-adjusted EBITDA for the first quarter of 2019. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2019 period for acquisitions and divestitures for the same time frame as actually owned in the 2020 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Liquidity

As of March 31, 2020, Lamar had $608.5 million in total liquidity that consisted of $111.9 million available for borrowing under its revolving senior credit facility and approximately $496.6 million in cash and cash equivalents.

Recent Developments

On February 6, 2020, Lamar Media completed a $2.35 billion refinancing transaction involving (i) the issuance of an additional $1.00 billion in aggregate principal amount of new senior notes, consisting of $600.0 million in aggregate principal amount of 3 3/4% Senior Notes due 2028 and $400.0 million in aggregate principal amount of 4% Senior Notes due 2030 and (ii) the amendment and restatement of its senior credit facility. The Fourth Amended and Restated Credit Agreement consists of (i) a new 5-year $750.0 million senior secured revolving credit facility, (ii) a new 7-year $600.0 million Term B loan facility and (iii) an incremental facility pursuant to which Lamar Media may request additional term loan tranches or increase its revolving credit facility subject to certain conditions and lender approval.

Proceeds from the refinancing transactions, after the payment of fees and expenses, were used to (1) redeem on February 20, 2020 all $510.0 million of the 5 3/8% Senior Notes due 2024 and (2) repay amounts outstanding under the Third Amended and Restated Senior Credit Agreement, including the existing Term Loan A and Term Loan B thereunder.

Lamar is actively monitoring the effects of the COVID-19 pandemic on our business and the business of our advertisers. In response to the virus’s effect on the overall economy and Lamar, as disclosed previously, we have withdrawn our full-year 2020 financial guidance. In addition, the Company has taken the following measures in response to the COVID-19 pandemic:

•	Borrowed $535 million under its revolving credit facility. The Company had remaining availability of approximately $112 million.

•	Sharply curtailed spending on capital projects, including new digital displays. We anticipate our capital expenditures for 2020 to be approximately $58 million.

•	Suspended its acquisition activity.

•	Instituted a hiring freeze.

•	Initiated discussions with many billboard ground lessors about amending their agreements to reduce future fixed lease expenses and amending payment terms from annual prepayment to monthly payments.

•	Engaged in conversations with our airport and transit franchise partners about temporary relief from current and future annual contractual guarantees.

As previously disclosed on April 2, 2020, Lamar’s Board of Directors is continuing to evaluate our dividend plans for the remainder of 2020.

The Company has also been able to utilize portions of the CARES Act enacted on March 27, 2020, which included an allowance for delaying employer portions of payroll taxes, as well as additional benefits for maintaining our workforce during state issued “stay-at-home” orders.

We will continue to actively monitor the situation and may take further actions to alter our business operations as may be required by federal, state or local authorities, or that we determine are in the best interest of our employees, customers, partners and shareholders.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the novel coronavirus (COVID-19) pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including the impact caused by the novel coronavirus (COVID-19) pandemic and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•	Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•

Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, and loss (gain) on disposition of assets and investments. The prior period is also adjusted for the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases and to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, May 7, 2020 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-777-6991
Passcode:	62346348

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	90052661
Available through Thursday, May 14, 2020 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, May 14, 2020 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 390,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,600 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2020	2019
Net revenues	$406,569	$384,457

Operating expenses (income)
Direct advertising expenses	149,494	144,244
General and administrative expenses	79,508	77,512
Corporate expenses	17,750	16,577
Stock-based compensation	3,437	2,233
Impact of ASC 842 adoption (lease accounting standard)	—	(3,774)
Depreciation and amortization	62,313	61,506
Gain on disposition of assets	(2,504)	(4,624)

Total operating expense	309,998	293,674

Operating income	96,571	90,783
Other expense (income)
Loss on extinguishment of debt	18,179	—
Interest income	(190)	(153)
Interest expense	36,553	37,595

	54,542	37,442

Income before income tax expense	42,029	53,341
Income tax expense	1,536	2,088

Net income	40,493	51,253
Preferred stock dividends	91	91

Net income applicable to common stock	$40,402	$51,162

Earnings per share:
Basic earnings per share	$0.40	$0.51

Diluted earnings per share	$0.40	$0.51

Weighted average common shares outstanding:
- basic	100,589,338	99,710,406
- diluted	100,875,388	99,915,443

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$159,817	$146,124
Interest, net	(34,985)	(36,110)
Current tax expense	(1,955)	(1,296)
Preferred stock dividends	(91)	(91)
Total capital expenditures	(25,709)	(25,951)

Free cash flow	$97,077	$82,676

	March 31, 2020	December 31, 2019
Selected Balance Sheet Data:
Cash and cash equivalents	$496,639	$26,188
Working capital surplus (deficit)	$245,653	$(362,639)
Total assets	$6,393,001	$5,941,155
Total debt, net of deferred financing costs (including current maturities)	$3,551,809	$2,980,118
Total stockholders’ equity	$1,137,784	$1,180,306

	Three months ended March 31,
	2020	2019
Selected Cash Flow Data:
Cash flows provided by operating activities	$62,932	$60,726
Cash flows used in investing activities	$35,588	$91,075
Cash flows provided by financing activities	$443,639	$41,583

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2020	2019
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$62,932	$60,726
Changes in operating assets and liabilities	63,151	54,169
Total capital expenditures	(25,709)	(25,951)
Preferred stock dividends	(91)	(91)
Impact of ASC 842 adoption (lease accounting standard)	—	(3,774)
Other	(3,206)	(2,403)

Free cash flow	$97,077	$82,676

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$40,493	$51,253
Loss on extinguishment of debt	18,179	—
Interest income	(190)	(153)
Interest expense	36,553	37,595
Income tax expense	1,536	2,088

Operating income	96,571	90,783
Stock-based compensation	3,437	2,233
Impact of ASC 842 adoption (lease accounting standard)	—	(3,774)
Depreciation and amortization	62,313	61,506
Gain on disposition of assets	(2,504)	(4,624)

Adjusted EBITDA	$159,817	$146,124

Capital expenditure detail by category:
Billboards - traditional	$6,520	$9,262
Billboards - digital	11,575	11,619
Logo	2,875	1,412
Transit	1,566	1,179
Land and buildings	1,236	488
Operating equipment	1,937	1,991

Total capital expenditures	$25,709	$25,951

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended March 31,
	2020	2019	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$406,569	$384,457	5.8%
Acquisitions and divestitures	—	5,134

Acquisition-adjusted net revenue	$406,569	$389,591	4.4%

Reported direct advertising and G&A expenses (b)	$229,002	$221,756	3.3%
Acquisitions and divestitures	—	4,172

Acquisition-adjusted direct advertising and G&A expenses	$229,002	$225,928	1.4%

Outdoor operating income	$177,567	$162,701	9.1%
Acquisitions and divestitures	—	962

Acquisition-adjusted outdoor operating income	$177,567	$163,663	8.5%

Reported corporate expenses(b)	$17,750	$16,577	7.1%
Acquisitions and divestitures	—	—

Acquisition-adjusted corporate expenses	$17,750	$16,577	7.1%

Adjusted EBITDA	$159,817	$146,124	9.4%
Acquisitions and divestitures	—	962

Acquisition-adjusted EBITDA	$159,817	$147,086	8.7%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2019 for acquisitions and divestitures for the same time frame as actually owned in 2020.

(b)	Does not include income of $3,774 for the three months ended March 31, 2019, related to the impact of ASC 842 for lease accounting.

	Three months ended March 31,
	2020	2019	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$40,493	$51,253	(21.0)%
Loss on extinguishment of debt	18,179	—
Interest expense, net	36,363	37,442
Income tax expense	1,536	2,088

Operating income	96,571	90,783	6.4%
Corporate expenses	17,750	16,577
Stock-based compensation	3,437	2,233
Impact of ASC 842 adoption (lease accounting standard)	—	(3,774)
Depreciation and amortization	62,313	61,506
Gain on disposition of assets	(2,504)	(4,624)

Outdoor operating income	$177,567	$162,701	9.1%

	Three months ended March 31,
	2020	2019	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$309,998	$293,674	5.6%
Gain on disposition of assets	2,504	4,624
Depreciation and amortization	(62,313)	(61,506)
Impact of ASC 842 adoption (lease accounting standard)	—	3,774
Stock-based compensation	(3,437)	(2,233)
Acquisitions and divestitures	—	4,172

Acquisition-adjusted consolidated expense	$246,752	$242,505	1.8%

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2020	2019
Adjusted Funds From Operations:
Net income	$40,493	$51,253
Depreciation and amortization related to real estate	59,364	58,000
Gain from disposition of real estate assets	(2,543)	(4,474)
Adjustment for unconsolidated affiliates and non-controlling interest	249	198

Funds from operations	$97,563	$104,977

Straight-line expense (income)	1,054	(236)
Impact of ASC 842 adoption (lease accounting standard)	—	(3,774)
Stock-based compensation expense	3,437	2,233
Non-cash portion of tax provision	(419)	792
Non-real estate related depreciation and amortization	2,949	3,506
Amortization of deferred financing costs	1,378	1,332
Loss on extinguishment of debt	18,179	—
Capitalized expenditures—maintenance	(10,629)	(9,707)
Adjustment for unconsolidated affiliates and non-controlling interest	(249)	(198)

Adjusted funds from operations	$113,263	$98,925

Divided by weighted average diluted common shares outstanding	100,875,388	99,915,443

Diluted AFFO per share	$1.12	$0.99